EXHIBIT 10.2

THIRD SUPPLEMENT

TO THE MASTER LOAN AGREEMENT

(TERM LOAN)

THIS THIRD SUPPLEMENT TO THE MASTER LOAN AGREEMENT (this “Third Supplement”), dated as of October 1, 2007, is between AGSTAR FINANCIAL SERVICES, PCA (the “Lender”) and HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (the “Borrower”), and supplements that certain Fourth Amended and Restated Master Loan Agreement, dated October 1, 2007, between the Lender and the Borrower (as the same may be amended, modified, supplemented, extended or restated from time to time, the “MLA”).

1.             Definitions. As used in this Third Supplement, the following terms shall have the following meanings.  Capitalized terms used and not otherwise defined in this Third Supplement  shall have the meanings attributed to such terms in the MLA.  Terms not defined in either this Third Supplement or the MLA shall have the meanings attributed to such terms in the Uniform Commercial Code, as enacted in the State of Minnesota and as amended from time to time.

“Fixed Rate Loan” means that portion of the unpaid principal balance of the Term Loan converted to and accruing at a fixed rate of interest pursuant to Section 4 of this Third Supplement.

“Term Note” means that certain promissory note of even date herewith in the original principal amount of $59,583,000.00 to be executed and delivered to the Lender by the Borrower pursuant to the terms and conditions provided for in this Supplement and the MLA.

“Term Loan Maturity Date” means October 1, 2012.

2.             The Term Loan Amount and Purpose.  Pursuant to the terms and conditions set forth in the MLA and this Third Supplement, Lender agrees to convert a portion of the Construction Loan and obligations represented by the Construction Note into a Term Loan to the Borrower in the original principal amount of $59,583,000.00 for the purpose of refinancing the Construction Loan.

3.             Interest Rate.  Subject to the provisions of Sections 2.08 and 2.11 of the MLA and Section 9 and 12 of this Third Supplement, the portion of the Term Loan that has not been converted to a Fixed Rate Loan pursuant to Section 4 of this Third Supplement, the Term Loan shall bear interest at a rate equal to the LIBOR Rate plus 325 basis points.  The computation of interest, amortization, maturity and other terms and conditions of the Term Loan shall be as provided in the Term Note, provided, however, in no event shall the applicable rate exceed the Maximum Rate.

4.             Conversion to Fixed Rate Loan.  Pursuant to Section 2.05 of the MLA, on the Closing Date, the Borrower shall have the right to convert all or any part of the outstanding principal balance of the Term Loan into a Fixed Rate Loan, with the consent of the Lender which shall not be unreasonably withheld, which shall bear interest at a rate equal to the rate listed in the “Government Agency and Similar Issues” section of the Wall Street Journal for the Federal Farm Credit Bank or the Federal Home Loan Bank having a maturity approximately equal to the Term Loan Maturity Date, or another rate as agreed upon by the Lender and Borrower,  which is in effect at the time of conversion plus 300 basis points.  Borrower shall provide written notice to Lender at least 30 days prior to the Closing Date of its intention to convert any portion of the Term Loan to a Fixed Rate Loan.  Such written notice shall specify the specific dollar amount that Borrower is electing to convert to a Fixed Rate Loan.   Any amount subject to a fixed rate of interest pursuant to this Section shall not be subject to any adjustments under Section 2.06 of the MLA.

5.             Term Loan Payments.  Beginning on November 1, 2007 and continuing on the first (1st) day of each month thereafter until May 1, 2008, Borrower will pay accrued interest on the Term Loan.  Beginning on the first (1st) day of May, 2008, and continuing on the first (1st) day of each month thereafter (the “Monthly Payment Date”) until the Term Loan Maturity Date, the Borrower shall make equal monthly payments of principal and accrued interest in such amounts as will be required to fully amortize the entire outstanding principal of the Term Note, together with accrued interest thereon, over a period not to exceed ten (10) years from date of this Third Supplement.  The amount of said monthly payments shall be recalculated and, if necessary, adjusted to account for changes in the effective rate of interest hereunder and to maintain said ten (10) year amortization.

6.             Effective Date.  Subject to the provisions of the MLA and this Third Supplement, the Term Loan shall become effective on the Closing Date.

7.             Term Loan Term.  The Term Loan term shall run for a period beginning on the Closing Date and ending on the Term Loan Maturity Date.

8.             Renewal.  Lender agrees that at the Term Loan Maturity Date Borrower may request in writing that Lender renew the Term Loan for a period of up to five (5) years on such terms and conditions as the Lender and Borrower may agree upon in writing.  Nothing in this Agreement shall commit the Lender to renew or extend any other accommodations to the Borrower regarding the Term Loan.

9.             Default Interest.  In addition to the rights and remedies set forth in the MLA:  (i) if the Borrower fails to make any payment to Lender when due (including, without limitation, any purchase of equity of Lender when required), then at Lender’s option in each instance, such obligation or payment shall bear interest from the date due to the date paid at 2% per annum in excess of the rate of interest that would otherwise be applicable to such obligation or payment; (ii) upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period, if any, at Lender’s option in each instance, the unpaid balances of the Term Loan shall bear interest from the date of the Event of Default or such later date as Lender shall elect at 2% per annum in excess of the rate(s) of interest that would otherwise be in effect on the Term Loan under the terms of the Term Note; (iii) after the maturity of the Term Loan, whether by reason of acceleration or otherwise, the unpaid principal balance of the Term Loan

(including without limitation, principal, interest, fees and expenses) shall automatically bear interest at 2% per annum in excess of the rate of interest that would otherwise be in effect on the Term Loan under the terms of the Term Note.  Interest payable at the Default Rate shall be payable from time to time on demand or, if not sooner demanded, on the last day of each calendar month.

10.          Late Charge.  If any payment of principal or interest due under this Third Supplement or the Term Note is not paid within ten (10) days of the due date thereof, the Borrower shall pay, in addition to such amount, pay a late charge equal to five percent (5%) of the amount of such payment.

11.          Excess Cash Flow.   In addition to all other payments of principal and interest required under the MLA, this Third Supplement and the Term Note, the Borrower shall remit to Lender, beginning with the first fiscal year end following the effective date of this Fourth Supplement, and continuing throughout the term of the Term Loan, the Borrower shall remit to Lender, in addition to all other installments of interest, an amount equal to 25% of the Borrower’s Excess Cash Flow for the immediately proceeding fiscal year (the “Excess Cash Flow Payment”), provided however, that the total Excess Cash Flow Payments required hereunder shall not exceed $2,000,000.00 in any calendar year.  All Excess Cash Flow Payments shall be applied to the reduction of the outstanding principal balance of the Term Loan.  No Excess Cash Flow Payments shall be required during any calendar year should the Tangible Owner’s Equity be greater than 50% at the end of the immediately proceeding fiscal year of the Borrower.

12.          Changes in Law Rendering Certain LIBOR Rate Loans Unlawful.  In the event that any change in any applicable law (including the adoption of any new applicable law) or any change in the interpretation of any applicable law by any judicial, governmental or other regulatory body charged with the interpretation, implementation or administration thereof, should make it (or in the good-faith judgment of the Lender should raise a substantial question as to whether it is) unlawful for the Lender to make, maintain or fund LIBOR Rate Loans, then:  (a) the Lender shall promptly notify each of the other parties hereto; and (b) the obligation of the Lender to make LIBOR rate loans of such type shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness.  During the period of any suspension, Lender shall make loans to Borrower that are deemed lawful and that as closely as possible reflect the terms of the MLA.

13.          Prepayment of Term Loan.  The Borrower may, by notice to the Lender, prepay the outstanding amount of the Term Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, without penalty or premium, except as provided in this Section and Section 2.09 of the MLA.  Any prepayment does not otherwise affect Borrower’s obligations to pay any fees due under the MLA or this Third Supplement.  In addition, in the event any portion of the Term Loan is converted to a fixed rate loan, the Borrower shall pay the prepayment fee applicable to that fixed interest rate, if any.

14.          Maximum Amount Limitation.  Anything in the MLA, this Third Supplement, or the other Loan Documents to the contrary notwithstanding, Borrower shall not be required to pay unearned interest on the Term Note or any of the Loan Obligations, or ever be required to pay interest on the Term Note or any of the Loan Obligations at a rate in excess of the Maximum Rate, if any.  If the effective rate of interest which would otherwise be payable under the MLA, this Third Supplement, the Term Note, or any of the other Loan Documents would exceed the Maximum Rate, if any, then the rate of interest which would otherwise be contracted for, charged, or received under the MLA, this Third Supplement, the Term Note, or any of the other Loan Documents shall be reduced to the Maximum Rate, if any.  If any unearned interest or discount or property that is deemed to constitute interest (including, without limitation, to the extent that any of the fees payable by Borrower for the Loan Obligations to the Lender under the MLA, this Third Supplement, the Term Note, or any of the other Loan Documents are deemed to constitute interest) is contracted for, charged, or received in excess of the Maximum Rate, if any, then such interest in excess of the Maximum Rate shall be deemed a mistake and canceled, shall not be collected or collectible, and if paid nonetheless, shall, at the option of the holder of the Term Note, be either refunded to the Borrower, or credited on the principal of the Term Note.  It is further agreed that, without limitation of the foregoing and to the extent permitted by applicable law, all calculations of the rate of interest or discount contracted for, charged or received by the Lender under the Term Note, or under any of the Loan Documents, that are made for the purpose of determining whether such rate exceeds the Maximum Rate applicable to the Lender, if any, shall be made, to the extent permitted by applicable laws (now or hereafter enacted), by amortizing, prorating and spreading during the period of the full terms of the Advances evidenced by the Term Note, and any renewals thereof all interest at any time contracted for, charged or received by Lender in connection therewith.  This Section shall control every other provision of all agreements among the parties to the MLA pertaining to the transactions contemplated by or contained in the Loan Documents, and the terms of this Section shall be deemed to be incorporated in every Loan Document and communication related thereto.

15.          Funds Held Program.  Lender, in its sole discretion, may offer a funds held program (the “Program”) to permit the Borrower to make advance conditional payments on designated loans, on such terms and conditions as the Lender may establish from time to time.  Lender reserves the right, in its discretion, to amend or terminate the Program at any time upon notice to Borrower.  The following terms and conditions apply to all Program accounts in connection with loans from Lender:

(a)           Advance Payments.  Subject to Lender’s rights to direct the application of payments, an advance payment made to be applied to any amounts due and owing to the Lender on the Loan Obligations in the future, or used for any other purpose allowed by the Program, will be in a designated Program account as of the date received.  If a special prepayment of principal is desired, Borrower must so specify when an advance payment is made.

(b)           Program Interest.  Interest will accrue on funds in the Program account at such times and at such rates determined by Lender.  Lender may change the interest rate or accrual period from time to time without notice.  The Program may provide for different interest rates for different categories of loans.

(c)           Application of  Funds.  Funds in the Program account for a designated loan will be automatically applied by Lender on the Quarterly Payment Date toward payment of the installment or related charges when the loan installment or other related charge becomes due.  Any accrued interest in the Program account will be applied first to the installment or related charges.  If the funds in the Program account are insufficient to pay the entire installment or related charges, Borrower shall pay the difference by the Quarterly Payment Date.  Funds received after a loan installment or related charges have been billed will be applied to the installment or related charges due.  Funds received in excess of the billed installment amount or related charges will be placed in the Program account unless otherwise designated as a special principal payment by Borrower or designated for another purpose allowed by the Program.

(d)           Withdrawal of Funds.  Lender may, in its sole discretion, permit Borrower to withdraw funds from the Program account in accordance with Lender’s Program.

(e)           Limitations.  Lender, in its sole discretion, may restrict the availability of any funds in the Borrower’s Program account

(f)            Lender Options.  The Lender may, in its sole discretion, apply funds from the Program account without notice to Borrowers for the following reasons:

(i)            Protective Advance.  If the Borrower fails to pay when due any amounts Borrower is required to pay pursuant to the Loan Documents, Lender may apply funds in the Program account to pay such amounts.

(ii)           Account Ceiling.  If at any time the Program account balance exceeds the unpaid balance on the designated loan, Lender may apply the funds in the Program account to pay off the loan.  Any excess funds will be returned to Borrower.

(iii)          Transfer of Security.  If Borrower sells, assigns, or transfers any interest in any collateral for the loan, Lender may apply the funds in the Program account to the remaining loan balance.

(iv)          Termination.  In the event the Lender, in its sole discretion, terminates the Program, Lender may apply all funds in the Program account to the remaining loan balance effective on the termination date.

(g)           No Program Account Insurance.  Neither the advance payments nor the accrued interest in a Program account are insured by a governmental agency or instrumentality.

(h)           Liquidation of Lender.  If Lender is placed in liquidation, Borrower shall be sent by the receiver such notices as required by the Farm Credit Administration regulations then in effect.  Such regulations currently provide for advance notice from the receiver that funds in the Program account will be applied to the loan and that funds in the Program account will not earn interest after the receiver is appointed.

16.          Security.  The Borrower’s obligations hereunder and, to the extent related thereto, the MLA, shall be secured as provided in the MLA.

17.          Representations and Warranties of Borrower.  The Borrower hereby agrees with, reaffirms, and acknowledges as follows:

(a)           The representations and warranties contained in the MLA, this Third Supplement and the Related Documents.  Furthermore, the Borrower represents that the representations and warranties contained in the MLA, this Third Supplement and the Related Documents continue to be true and correct and in full force and effect.

(b)           The Borrower is not in default under the terms of the MLA, this Third Supplement, the Related Documents or any other Material Contracts to which the Borrower is a party and which relates to the construction of the Project or the operation of the Borrower’s business; and

(c)           No license, permit, permission or authority necessary for the construction or operation of the Project has been revoked or challenged by or before any Governmental Authority.

(d).          Borrower has the power and authority to execute, deliver, and perform this Third Supplement and any documents required under this Third Supplement and that all documents contemplated herein when executed and delivered to Lender will constitute the valid, binding and legally enforceable obligations of Borrower in accordance with their respective terms and conditions, except as enforceability may be limited by any applicable bankruptcy or insolvency laws.

18.          Effect on First Supplement.  Effective on the Closing Date, the Third Supplement, the Term Note, the Fourth Supplement and the Term Revolving Note shall supercede and replace in their entirety the Amended and Restated First Supplement and the Amended and Restated Construction Note which shall thereafter be of no force or effect.

IN WITNESS WHEREOF, the parties have caused this Third Supplement to the Fourth Amended and Restated Master Loan Agreement to be executed by their duly authorized officers as of the date shown above.

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SIGNATURE PAGE

TO

THIRD SUPPLEMENT (TERM LOAN)

BY AND BETWEEN

HERON LAKE BIOENERGY, LLC

AND

AGSTAR FINANCIAL SERVICES, PCA

DATED: October 1, 2007

HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Its: President

AGSTAR FINANCIAL SERVICES, PCA
an United States corporation

By:	/s/ Mark Schmidt
Mark Schmidt
Its Vice President